EXHIBIT 99.1

WORTHINGTON ARMSTRONG VENTURE

Consolidated Financial Statements

December 31, 2016 and 2015

(With Independent Auditors’ Report Thereon)

WORTHINGTON ARMSTRONG VENTURE

KPMG LLP

1601 Market Street

Philadelphia, PA 19103-2499

Independent Auditors’ Report

The Board of Directors

Worthington Armstrong Venture

We have audited the accompanying consolidated financial statements of Worthington Armstrong Venture and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income and comprehensive income, partners’ deficit, and cash flows for each of the years in the three year period ended December 31, 2016, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with

KPMG International Cooperative (“KPMG International”), a Swiss entity.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Worthington Armstrong Venture and its subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2016 in accordance with U.S. generally accepted accounting principles.

Philadelphia, Pennsylvania

February 20, 2017

WORTHINGTON ARMSTRONG VENTURE

Consolidated Balance Sheets

December 31, 2016 and 2015

(Dollar amounts in thousands)

Assets	2016	2015
Current assets:
Cash and cash equivalents	$34,387	48,018
Short-term investments	5,782	5,434
Accounts receivable, net	26,040	24,662
Receivables from affiliates	8,964	5,595
Inventory, net	36,842	34,003
Other current assets	1,118	973
Total current assets	113,133	118,685
Property, plant, and equipment, net	40,142	41,094
Goodwill	10,075	10,249
Other assets	66	775
Total assets	$163,416	170,803
Liabilities and Partners’ Deficit
Current liabilities:
Accounts payable	$17,940	15,064
Accounts payable to affiliates	1,012	936
Accrued expenses	6,791	6,694
Taxes payable	1,002	652
Short-term borrowings	14,000	—
Total current liabilities	40,745	23,346
Long-term liabilities:
Deferred income taxes	647	346
Long-term debt	239,522	243,500
Other long-term liabilities	4,405	5,064
Total long-term liabilities	244,574	248,910
Total liabilities	285,319	272,256
Partners’ deficit:
Contributed capital	—	—
Accumulated deficit	(102,870)	(85,755)
Accumulated other comprehensive loss	(19,033)	(15,698)
Total partners’ deficit	(121,903)	(101,453)
Total liabilities and partners’ deficit	$163,416	170,803

See accompanying notes to consolidated financial statements.

3

WORTHINGTON ARMSTRONG VENTURE

Consolidated Statements of Income and Comprehensive Income

Years ended December 31, 2016, 2015, and 2014

(Dollar amounts in thousands)

	2016	2015	2014
Net sales	$393,741	374,414	392,508
Cost of sales	(185,084)	(187,024)	(207,409)
Gross margin	208,657	187,390	185,099
Selling, general, and administrative expenses	(38,137)	(34,189)	(33,500)
	170,520	153,201	151,599
Other (expense), net	(237)	(237)	(242)
Interest income	813	572	551
Interest expense	(6,892)	(6,544)	(6,401)
Income before income tax expense	164,204	146,992	145,507
Income tax expense	(5,341)	(2,560)	(3,267)
Net income	158,863	144,432	142,240
Other comprehensive income (loss):
Change in pension plan	(234)	(182)	(2,145)
Change in cash flow hedge	522	(259)	(1,405)
Foreign currency adjustments	(3,623)	(5,496)	(6,174)
Total other comprehensive income
(loss)	(3,335)	(5,937)	(9,724)
Total comprehensive income	$155,528	138,495	132,516

See accompanying notes to consolidated financial statements.

4

WORTHINGTON ARMSTRONG VENTURE

Consolidated Statements of Partners’ Deficit

Years ended December 31, 2016, 2015, and 2014

(Dollar amounts in thousands)

	Contributed capital
		The		Accumulated
	Armstrong	Worthington		other	Total
	Ventures,	Steel	Accumulated	comprehensive	partners’
	Inc.	Company	deficit	income (loss)	deficit
Balance, December 31, 2013	—	—	(105,927)	(37)	(105,964)
Net income	—	—	142,240	—	142,240
Distributions	—	—	(135,500)	—	(135,500)
Change in pension plan	—	—	—	(2,145)	(2,145)
Change in cash flow hedge	—	—	—	(1,405)	(1,405)
Foreign currency translation adjustments	—	—	—	(6,174)	(6,174)
Balance, December 31, 2014	—	—	(99,187)	(9,761)	(108,948)
Net income	—	—	144,432	—	144,432
Distributions	—	—	(131,000)	—	(131,000)
Change in pension plan	—	—	—	(182)	(182)
Change in cash flow hedge	—	—	—	(259)	(259)
Foreign currency translation adjustments	—	—	—	(5,496)	(5,496)
Balance, December 31, 2015	$—	—	(85,755)	(15,698)	(101,453)
Net income	—	—	158,863	—	158,863
Other			22	—	22
Distributions	—	—	(176,000)	—	(176,000)
Change in pension plan	—	—	—	(234)	(234)
Change in cash flow hedge	—	—	—	522	522
Foreign currency translation adjustments	—	—	—	(3,623)	(3,623)
Balance, December 31, 2016	$—	—	(102,870)	(19,033)	(121,903)

See accompanying notes to consolidated financial statements.

5

WORTHINGTON ARMSTRONG VENTURE

Consolidated Statements of Cash Flows

Years ended December 31, 2016, 2015, and 2014

(Dollar amounts in thousands)

	2016	2015	2014
Cash flows from operating activities:
Net income	$158,863	144,432	142,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,681	4,173	3,752
Deferred income taxes	388	27	(437)
Changes in assets and liabilities:
Change in receivables	(5,392)	6,131	(2,083)
Change in inventory	(3,633)	5,933	(4,448)
Change in payables and accrued expenses	3,702	(2,405)	(1,991)
Other	71	(312)	643
Net cash provided by operating activities	158,680	157,979	137,676

Cash flows from investing activities:
Purchases of property, plant, and equipment	(4,924)	(8,329)	(5,315)
Sale of property, plant, and equipment	38	(83)	(18)
Short-term investments	(348)	840	(2,913)
Acquisition of business, net of cash acquired	—	(8,400)	—
Net cash used in investing activities	(5,234)	(15,972)	(8,246)

Cash flows from financing activities:
Proceeds from revolving credit facility	264,000	132,000	150,663
Issuance of short-term debt	14,000	—	—
Repayment of revolving credit facility	(267,500)	(126,500)	(151,163)
Financing cost	—	—	—
Distributions paid	(176,000)	(131,000)	(135,500)
Net cash used in financing activities	(165,500)	(125,500)	(136,000)
Effect of exchange rate changes on cash and cash equivalents	(1,577)	(4,159)	(3,552)

Net increase (decrease) in cash and cash equivalents	(13,631)	12,348	(10,122)
Cash and cash equivalents at beginning of year	48,018	35,670	45,792
Cash and cash equivalents at end of year	$34,387	48,018	35,670

Supplemental disclosures:
Interest paid	$6,961	6,736	6,162
Income taxes paid	2,728	2,457	3,370

See accompanying notes to consolidated financial statements.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

(1)	Description of Business

Worthington Armstrong Venture (the Company) is a general partnership, formed in June 1992, between Armstrong Ventures, Inc. (Armstrong), a subsidiary of Armstrong World Industries, Inc., and The Worthington Steel Company (Worthington), a Delaware corporation (a subsidiary of Worthington Industries, Inc.). Its business is to manufacture and market suspension systems for commercial and residential ceiling markets throughout the world. The Company has manufacturing plants located in the United States, France, the United Kingdom, the People’s Republic of China, and India.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include management estimates and judgments, where appropriate. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the carrying amount of property, plant, and equipment and goodwill, valuation allowances for receivables and inventories, valuation of derivatives, and assets and obligations related to employee benefits.

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions have been eliminated.

(b)	Revenue Recognition

The Company recognizes revenue from the sale of products when title transfers, generally on the date of shipment and collection of the relevant receivable is probable. At the time of shipment, a provision is made for estimated applicable discounts and losses that reduce revenue. The Company’s standard sales terms are “Free On Board” (FOB) shipping point. The Company has some sales terms that are FOB destination.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenues in the consolidated statements of income and comprehensive income.

(c)	Derivative Instruments and Hedging Activities

The Company recognizes all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships, changes in the fair value are recognized in accumulated other comprehensive income, to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings. For derivatives not designated as hedges or that do not meet the criteria for hedge accounting, all changes in fair value are recorded immediately to profit or loss.

(d)	Advertising Costs

The Company recognizes advertising expense as incurred. Advertising expense was $1,170, $1,116, $1,049, and for the years ended December 31, 2016, 2015, and 2014, respectively.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

(e)	Research and Development Expenditures

The Company recognizes research and development expense as expenditures are incurred. Total research and development expense was $4,454, $4,048, and $4,065 for the years ended December 31, 2016, 2015, and 2014, respectively.

(f)	Taxes

The Company is a general partnership in the United States, and accordingly, generally, U.S. federal and state income taxes are the responsibility of the two general partners. Deferred income tax assets and liabilities are recognized for foreign subsidiaries for taxes estimated to be payable in future years based upon differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are determined using enacted rates expected to apply to taxable income in the years the temporary differences are expected to be recovered or settled. The Company recognizes the effect of uncertain income tax positions only if those positions are more likely than not of being sustained. Recognized income tax benefits are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(g)	Cash and Cash Equivalents

Cash short-term investments that have original maturities of three months or less when purchased are considered to be cash equivalents.

(h)	Short-term Investments

Short-term investments that have maturity dates greater than three months consist primarily of one year certificates of deposits.

(i)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(j)	Inventories

Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out method.

(k)	Long-Lived Assets

Property, plant, and equipment are stated at cost, with accumulated depreciation and amortization deducted to arrive at net book value. Depreciation charges are determined generally on the straight-line basis over the useful lives as follows: buildings, 30 years; machinery and equipment, 5 to 15 years; and leasehold improvements over the shorter of 10 years or the life of the lease. Impairment losses are recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. If an impairment exists, the asset is reduced to fair value.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

(l)	Goodwill

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a purchase business combination. Goodwill is tested for impairment at least annually. The impairment tests performed in 2016, 2015, and 2014 did not result in an impairment of the Company’s goodwill.

(m)	Foreign Currency Translation and Transactions

For subsidiaries with functional currencies other than the U.S. dollar, income statement items are translated into dollars at average exchange rates throughout the year and balance sheet items are translated at year-end exchange rates. Gains or losses on foreign currency transactions are recognized in other income (expense), net in the accompanying consolidated statements of income. Gains and losses on foreign currency translation are recognized in accumulated other comprehensive income in the accompanying consolidated balance sheets.

(3)	Accounts Receivable

The Company sells its products to select, preapproved customers whose businesses are directly affected by changes in economic and market conditions. The Company considers these factors and the financial condition of each customer when establishing its allowance for losses from doubtful accounts. The allowance for doubtful accounts was $543 and $571, at December 31, 2016 and 2015, respectively.

(4)	Inventory

	2016	2015
Finished goods	$14,422	11,987
Goods in process	784	916
Raw materials	17,970	17,599
Supplies	3,666	3,501
Total inventory, net of reserves	$36,842	34,003

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

(5)	Derivative Instruments and Hedging Activities

The Company uses an interest rate swap to manage its exposure related to changes in interest rates on its variable-rate private placement note and uses derivative instruments to manage its exposure to steel price fluctuations.

The private placement note through New York Life Insurance Company is variable-rate London Interbank Offered Rate (LIBOR) debt. The debt obligation exposes the Company to variability in interest payments due to changes in interest rates. On July 16, 2013, the Company entered into a LIBOR-based interest rate swap agreement to manage fluctuations in cash flows resulting from changes in the benchmark interest rate of LIBOR. The swap changes the variable-rate cash flow exposure on the private placement note to fixed cash flows. Under the terms of the interest rate swap, the Company receives LIBOR-based variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt for the notional amount of its debt hedged. The swap has a notional amount of $50,000 maturing in July 2020, under the terms of which the Company pays a fixed rate of 2.136% and receives one-month LIBOR. This swap is designed as a cash flow hedge.

The fair values of derivative instruments held as of December 31, 2016 and 2015 are as follows:

	2016		2015
	B/S Location	Fair value	B/S Location	Fair value

Derivatives designated as hedging instruments:
Interest contract	Other assets	$—	Other assets	$—
	Long-term liabilities	(977)	Long-term liabilities	(1,499)
Total derivatives designated as hedging instruments		(977)		(1,499)
Total derivatives		$(977)		$(1,499)

The amount of loss recognized in accumulated other comprehensive income was $977 and $1,499 respectively as of December 31, 2016 and 2015.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

(6)	Property, Plant, and Equipment

	2016	2015
Land	$1,571	1,609
Buildings	18,178	17,787
Machinery and equipment	81,246	79,920
Computer software	1,614	1,760
Construction in process	5,983	7,138
	108,592	108,214
Accumulated depreciation and amortization	(68,450)	(67,120)
Total property, plant, and equipment, net	$40,142	41,094

Depreciation and amortization expense was $4,681, $4,173, and $3,752 for the years ended December 31, 2016, 2015, and 2014, respectively.

(7)	Goodwill

Goodwill foreign currency translation impact (decreased) goodwill by $(174), $(217), and $(287) during 2016, 2015, and 2014, respectively.

(8)	Fair Value of Financial Instruments

The Company does not hold or issue financial instruments for trading purposes.

The carrying amounts of cash and cash equivalents, short-term investments, accounts receivable, and accounts payable approximate their fair value due to the short-term maturity of these instruments. The carrying value and estimated fair value of debt was $240,000 and $239,400, respectively, at December 31, 2016. The carrying value and estimated fair value of debt was $243,500 and $241,100, respectively, at December 31, 2015.

The fair value of the Company’s debt is based on the amount of future cash flows discounted using rates the Company would currently be able to realize for similar instruments of comparable maturity.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. The three levels of inputs used to measure fair value are as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

Assets measured at fair value on a recurring basis are summarized below:

	Quoted active markets (Level 1)
	2016	2015
Assets:
Money market investments (included within cash and cash equivalents)	$3,933	22,092
Short-term investments	5,782	5,434
	$9,715	27,526

The Company’s derivatives are valued using Level 2 inputs. The fair values are disclosed in note 5. The Company does not have any significant financial or nonfinancial assets or liabilities that are valued using Level 3 inputs.

(9)	Debt

The Company has a $200,000 revolving credit facility (Facility) with PNC Bank and other lenders that was extended for five years on October 24, 2013. As of December 31, 2016 and 2015, there was $140,000 and $143,000, respectively, outstanding under the Facility. The Company can borrow at rates with a range over LIBOR of 1.125% to 1.75%, depending on the Company’s leverage ratio, as defined by the terms of the Facility. As of December 31, 2016 and 2015, the rate was 1.86% and 1.68%, respectively.

On July 1, 2013, the Company issued $50,000 of private placement floating rate debt through New York Life Insurance Company. The seven-year notes (NY Life Notes) mature on July 1, 2020. The NY Life Notes bear interest at a rate of one-month LIBOR plus a spread of 150 basis points. At December 31, 2016 and 2015, there was $50,000 outstanding.

On December 23, 2011, the Company issued $50,000 of 10-year private placement notes (Prudential Notes) with Prudential Insurance Company that mature in December 2021. At December 31, 2016 and 2015, there was $50,000 outstanding. The Prudential Notes bear interest at 4.9% that is paid on a quarterly basis.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

The debt agreements contain certain restrictive financial covenants, including, among others, interest coverage and leverage ratios. The Company was in compliance with its covenants during the years ended and as of December 31, 2016 and 2015.

(10)	Pension Benefit Programs

The Company contributes to the Worthington Industries Deferred Profit Sharing Plan for eligible U.S. employees. Costs for this plan were $1,413, $1,258, and $1,284 for 2016, 2015, and 2014, respectively.

The Company contributes to government-related pension programs in a number of foreign countries. The cost for these plans amounted to $506, $531, and $504 for 2016, 2015, and 2014, respectively.

The Company also has a U.S. defined-benefit pension plan for eligible hourly employees that worked in its former manufacturing plant located in Malvern, Pennsylvania. This plan was curtailed in January 2004 due to the consolidation of the Company’s East Coast operations, which eliminated the expected future years of service for participants in the plan. The following tables set forth the defined-benefit pension plan’s benefit obligations, fair value of plan assets, and funded status at December 31, 2016 and 2015:

	2016	2015
Projected benefit obligation at beginning of year	$11,185	11,795
Interest cost	457	451
Actuarial (gain) loss	322	(381)
Benefits paid	(959)	(680)
Projected benefit obligation at end of year	$11,005	11,185

	2016	2015
Benefit obligation at December 31	$11,005	11,185
Fair value of plan assets as of December 31	8,222	8,325
Funded status at end of year	$(2,783)	(2,860)
Amounts recognized in the balance sheets consist of:
Other long-term liabilities	$(2,783)	(2,860)
Accumulated other comprehensive loss	6,602	6,369
Net amount recognized	$3,819	3,509

Amounts recognized in accumulated other comprehensive loss represent unrecognized net actuarial losses.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

The components of net periodic benefit cost (benefit) are as follows:

	2016	2015	2014
Interest cost	$457	451	479
Expected return on plan assets	(600)	(643)	(620)
Recognized net actuarial loss	332	343	254
Net periodic benefit cost	$189	151	113

The accumulated benefit obligation for the U.S. defined-benefit pension plan was $11,005 and $11,185 at December 31, 2016 and 2015, respectively. The unrecognized net loss for the defined-benefit pension plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $240.

The valuations and assumptions reflect the Society of Actuaries updated RP-2014 mortality tables with MP-2016 generational projection scales as of December 31, 2016.

Weighted average assumptions used to determine benefit obligations for the years ended and as of December 31, 2016 and 2015 are as follows:

	2016	2015
Weighted average assumptions for the year ended December 31:
Discount rate	4.13%	3.95%
Expected long-term rate of return on plan assets	7.25	7.25
Weighted average assumptions as of December 31:
Discount rate	3.95%	4.13%
Expected long-term rate of return on plan assets	7.25	7.25

Pension plan assets are required to be disclosed at fair value in the consolidated financial statements. Fair value is defined in note 8 – Fair Value of Financial Instruments.

The U.S. defined-benefit pension plan assets’ fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

The following tables set forth by level within the fair value hierarchy a summary of the plan’s assets measured at fair value on a recurring basis as of December 31, 2016 and 2015, respectively:

		2016
		Fair value based on
	Fair value	Quoted active markets (Level 1)	Observable inputs (Level 2)
Investment:
Cash and money market funds	$1,844	1,844	—
Corporate bonds	730	—	730
U.S. government and agency issues	612	—	612
Common stocks	5,036	5,036	—
	$8,222	6,880	1,342

		2015
		Fair value based on
	Fair value	Quoted active markets (Level 1)	Observable inputs (Level 2)
Investment:
Cash and money market funds	$772	772	—
Corporate bonds	766	—	766
U.S. government and agency issues	660	—	660
Common stocks	6,203	6,203	—
	$8,401	6,975	1,426

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2016 and 2015.

Cash: Consists of cash and cash equivalents. The carrying amounts of cash and cash equivalents approximate fair value due to the short-term maturity of these instruments.

Money market funds: The money market investment consists of an institutional investor money market fund, valued at the fund’s net asset value (NAV), which is normally calculated at the close of business daily. The fund’s assets are valued as of this time for the purpose of computing the fund’s NAV.

Corporate bonds and U.S. government and agency issues: Consist of investments in individual corporate bonds or government bonds. These bonds are each individually valued using a yield curve model, based on observable inputs, which may also incorporate available trade and bid/ask spread data where available.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

Common stocks: Consist of investments in common stocks that are valued at the closing price reported on the active market on which the individual security is traded.

In developing the 7.25% expected long-term rate of return assumption, the Company considered its historical returns and reviewed asset class return expectations and long-term inflation assumptions.

The primary investment objective of the defined-benefit pension plan is to achieve long-term growth of capital in excess of 7.25% annually, exclusive of contributions or withdrawals. This objective is to be achieved through a balanced portfolio comprising equities, fixed income, and cash investments.

Each asset class utilized by the defined-benefit pension plan has a targeted percentage. The following table shows the asset allocation target and the December 31, 2016 and 2015 position:

		Position at December 31
	Target weight	2016	2015
Equity securities	65%	62%	74%
Fixed income securities	35	16	17
Cash and equivalents	—	22	9

The Company made contributions of $500, $510, and $576 to the U.S. defined-benefit pension plan in 2016, 2015, and 2014, respectively. The Company expects to contribute $400 to the plan in 2017.

The benefits expected to be paid in each of the next five years and in the aggregate for the five years thereafter are shown in the following table:

Expected future payments for the year(s) ending December 31:
2017	$655
2018	655
2019	660
2020	665
2021	655
2022-2026	3,370

The expected benefits are based on the same assumptions used to measure the Company’s benefit obligation at December 31, 2016.

(11)	Income Taxes

The Company is a general partnership in the United States, and accordingly, generally, U.S. federal and state income taxes are the responsibility of the two general partners. Therefore, no income tax provision has been recorded on U.S. income. There are no significant differences between the statutory income tax rates in foreign countries where the Company operates and the income tax provision recorded in the income statements. No deferred taxes, including withholding taxes, have been provided on the unremitted earnings of foreign subsidiaries as the Company’s intention is to invest these earnings permanently.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

Deferred tax balances recorded on the balance sheets relate primarily to depreciation and other temporary differences such as pensions and inventories. In 2016, the provision for income tax expense was $5,341 comprising $4,998 current and $343 deferred. In 2015, the provision for income tax expense was $2,560 comprising $2,512 current and $48 deferred. In 2014, the provision for income tax expense was $3,267 comprising $3,286 current and $(19) deferred.

The Company’s tax returns remain subject to tax examination by foreign taxing authorities for various jurisdictions from 2011-2015. There is no reserve related to these tax years.

(12)	Leases

The Company rents certain real estate and equipment. Several leases include options for renewal or purchase and contain clauses for payment of real estate taxes and insurance. In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rent expense during 2016, 2015, and 2014 amounted to $3,086, $2,950, and $2,581, respectively.

Future minimum payments by year and in the aggregate for operating leases having noncancelable lease terms in excess of one year are as follows:

Year:
2017	$2,986
2018	2,673
2019	2,133
2020	1,957
2021	1,921
Thereafter	1,263
Total	$12,933

(13)	Accumulated Other Comprehensive Income (Loss)

The balances for accumulated other comprehensive income (loss) are as follows:

	2016	2015
Foreign currency translation	$(11,453)	(7,830)
Cash flow hedge	(978)	(1,499)
Pension plan	(6,602)	(6,369)
Total accumulated other comprehensive loss	$(19,033)	(15,698)

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

The following table summarizes the activity, by component, related to the change in AOCI for December 31, 2016:

	Foreign currency translation	Cash flow hedge	Pension plan	Accumulated other comprehensive (loss)
Balance, December 31, 2014	$(2,334)	(1,240)	(6,187)	(9,761)
Other comprehensive (loss) income before reclassifications	(5,496)	(259)	(425)	(6,180)
Amounts reclassified from accumulated other comprehensive income	—	—	243	243
Net current period other comprehensive (loss) income	(5,496)	(259)	(182)	(5,937)
Balance, December 31, 2015	(7,830)	(1,499)	(6,369)	(15,698)
Other comprehensive (loss) before reclassifications	(3,623)	522	(466)	(3,567)
Amounts reclassified from accumulated other comprehensive income	—	—	232	232
Net current period other comprehensive (loss)	(3,623)	522	(234)	(3,335)
Balance, December 31, 2016	$(11,453)	(977)	(6,603)	(19,033)

The amount reclassified from AOCI was recorded in cost of goods sold in the consolidated statements of income and comprehensive income.

(14)	Related Parties

Armstrong provides certain selling, promotional, and administrative processing services to the Company for which it receives reimbursement. Armstrong purchases grid products from the Company, which are then resold along with Armstrong inventory to the customer.

	2016	2015	2014
Services provided by Armstrong	$15,702	15,240	14,651
Sales to Armstrong	76,210	73,680	85,217

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

The Company owed $261 and $223 to Armstrong as of December 31, 2016 and 2015, respectively, which is included in accounts payable to affiliates. Armstrong owed the Company $8,964 and $5,595 for purchases of product as of the same periods, respectively. The Company owed $751 and $713 to Worthington and affiliates of Worthington as of December 31, 2016 and 2015, respectively, which are included in accounts payable to affiliates.

Worthington, and affiliates of Worthington, provide certain administrative processing services, steel processing services, and insurance-related coverages to the Company for which it receives reimbursement.

	2016	2015	2014
Administrative services by Worthington	$501	509	441
Insurance-related coverage net of premiums by Worthington	824	656	641
Steel processing services by Worthington and affiliates of Worthington	3,394	292	587

(15)	Acquisition

On March 6, 2015, the Company acquired the assets utilized by Fry Reglet Corporation (Fry) in the manufacturing of two product lines (the Business). Assets of the Business and the results of the Business’s operations have been included in the consolidated financial statements since the acquisition date. Prior to the acquisition, Fry was the sole supplier of those products to the Company. The Company concluded that the assets met the definition of a business under Accounting Standard Codification section 805, Business Combinations, and therefore the transaction has been accounted for as a business combination. As a result of the acquisition, the Company has vertically integrated the customer service, design and drawing, and manufacturing processes of the Business.

The total purchase price of $8,400 was paid in cash. The estimated fair value of the identifiable assets acquired at the acquisition date were Property, Plant and Equipment of $363, and the remainder recorded as Goodwill in the amount of $8,037.

In connection with the acquisition, the Company paid Fry a $500 consulting fee for transition services. The Company incurred acquisition related costs of $240. These consulting fees and acquisition related costs are included within Selling, General, and Administrative expenses.

(16)	Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

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WORTHINGTON ARMSTRONG VENTURE

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollar amounts in thousands)

(17)	Business and Credit Concentrations

Approximately 17%, 16%, and 16% of net sales were to the Company’s largest third-party customer for 2016, 2015, and 2014, respectively. The Company’s 10 largest third-party customers accounted for approximately 62%, 53%, and 50% of the Company’s net sales for 2016, 2015, and 2014 respectively, and approximately 52% and 47% of the Company’s accounts receivable balances at December 31, 2016 and 2015, respectively. See note 14 for sales to and amounts owed to the Company from Armstrong.

(18)	Subsequent Events

Management has evaluated subsequent events through the date the annual consolidated financial statements were available to be issued, February 20, 2017.

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